IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

POWERSHARES EXCHANGE-TRADED FUND TRUST II

On behalf of each Fund identified on Exhibit A attached hereto, as may be amended from time to time

By: /s/ Anna Paglia

Name: Anna Paglia

Title: Secretary

THE BANK OF NEW YORK MELLON

By: /s/ Peter D. Holland

Name: Peter D. Holland

Title: Managing Director

Exhibit A

AMENDMENT TO EXHIBIT A

SCHEDULE OF SERIES

The undersigned hereby certifies that he is an authorized signer of the PowerShares Global Exchange-Traded Fund Trust, name since changed to the PowerShares Exchange-Traded Fund Trust II (the “Trust”), and that the following funds are included under the Fund Administration and Accounting Agreement dated June 8, 2007, and amended December 6, 2007; June 1, 2009; June 1, 2010; December 16, 2010; January 18, 2011; September 20, 2011; December 13, 2011; June 26, 2012; December 18, 2012; April 20, 2013; amended and restated on June 17, 2013, December 17, 2013, March 4, 2014 and April 20, 2014 by and between the Trust and the Bank of New York Mellon.

June 24, 2014

1. PowerShares 1-30 Laddered Treasury Portfolio

2. PowerShares Aggregate Bond Portfolio

3. PowerShares Build America Bond Portfolio

4. PowerShares CEF Income Composite Portfolio

5. PowerShares Chinese Yuan Dim Sum Bond Portfolio

6. PowerShares DWA Developed Markets Momentum Portfolio

7. PowerShares DWA Emerging Markets Momentum Portfolio

8. PowerShares DWA SmalICap Momentum Portfolio

9. PowerShares Emerging Markets Infrastructure Portfolio

10. PowerShares Emerging Markets Sovereign Debt Portfolio

11. PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio

12. PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio

13. PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio

14. PowerShares FTSE RAFI Emerging Markets Portfolio

15. PowerShares Fundamental Emerging Markets Local Debt Portfolio

16. PowerShares Fundamental High Yield® Corporate Bond Portfolio

17. PowerShares Fundamental Investment Grade Corporate Bond Portfolio

18. PowerShares Global Agriculture Portfolio

19. PowerShares Global Clean Energy Portfolio

20. PowerShares Global Gold and Precious Metals Portfolio

21. PowerShares LadderRite 0-5 Year Corporate Bond Portfolio

22. PowerShares Global Short Term High Yield Bond Portfolio

23. PowerShares Global Water Portfolio

24. PowerShares Insured California Municipal Bond Portfolio

25. PowerShares Insured National Municipal Bond Portfolio

26. PowerShares Insured New York Municipal Bond Portfolio

27. PowerShares International BuyBack AchieversTM Portfolio

28. PowerShares International Corporate Bond Portfolio

29. PowerShares KBW Bank Portfolio

30. PowerShares KBW Capital Markets Portfolio

31. PowerShares KBW High Dividend Yield Financial Portfolio

32. PowerShares KBW Insurance Portfolio

33. PowerShares KBW Premium Yield Equity REIT Portfolio

34. PowerShares KBW Property & Casualty Insurance Portfolio

35. PowerShares KBW Regional Banking Portfolio

36. PowerShares NYSE Century Portfolio

37. PowerShares Preferred Portfolio

38. PowerShares S&P 500® High Beta Portfolio

39. PowerShares S&P 500® High Dividend Portfolio

40. PowerShares S&P 500® High Momentum Portfolio

41. PowerShares S&P MidCap Low Volatility Portfolio

42. PowerShares S&P SmallCap Low Volatility Portfolio

43. PowerShares S&P 500® Low Volatility Portfolio

44. PowerShares S&P® Emerging Markets High Beta Portfolio

45. PowerShares S&P® Emerging Markets Low Volatility Portfolio

46. PowerShares S&P® International Developed High Beta Portfolio

47. PowerShares S&P® International Developed Low Volatility Portfolio

48. PowerShares S&P® International Developed High Quality Portfolio

49. PowerShares S&P® SmallCap Consumer Discretionary Portfolio

50. PowerShares S&P® SmallCap Consumer Staples Portfolio

51. PowerShares S&P® SmallCap Energy Portfolio

52. PowerShares S&P® SmallCap Financials Portfolio

53. PowerShares S&P® SmallCap Health Care Portfolio

54. PowerShares S&P® SmallCap Industrials Portfolio

55. PowerShares S&P® SmallCap Information Technology Portfolio

56. PowerShares S&P® SmallCap Materials Portfolio

57. PowerShares S&P® SmallCap Utilities Portfolio

58. PowerShares Senior Loan Portfolio

59. PowerShares VRDO Tax-Free Weekly Portfolio

60. PowerShares Variable Rate Preferred Portfolio

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By: /s/ Andrew Schlossberg

(signature)

Andrew Schlossberg

(name)

President

(title)

THE BANK OF NEW YORK MELLON

By: /s/ Joseph T. Brady

(signature)

Joseph T. Brady

(name)

Vice President

(title)